UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  November 7, 2006

Hawaiian Telcom Communications, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	333-131152	16-1710376
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1177 Bishop Street

Honolulu, Hawaii  96813

(Address of principal executive offices)

808-546-4511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2006, Hawaiian Telcom Communications, Inc. (the “Company”) announced that Stephen C. Gray was appointed to the Company’s Board of Directors (the “Board”).  As an independent director, Mr. Gray will receive an annual cash retainer of $50,000 and an attendance fee of $1,500 for each Board meeting attended in person and, if longer than three hours, $1,000 for each Board meeting attended telephonically.  In addition, Mr. Gray was granted a non-qualified stock option under the Stock Option Plan of Hawaiian Telcom Holdco, Inc. pursuant to the Company’s compensation policy for independent directors.  Mr. Gray’s appointment, which was effective November 7, 2006, was not pursuant to any arrangement or understanding between Mr. Gray and any other person.

The full text of the press release relating to Mr. Gray’s Board appointment is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d)                         Exhibits

99.1            Press release dated November 29, 2006 announcing the appointment of Stephen C. Gray to the Hawaiian Telcom Communications, Inc. Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2007
HAWAIIAN TELCOM COMMUNICATIONS, INC.

/s/ Alan M. Oshima
Alan M. Oshima Senior Vice President, General Counsel and Secretary